UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 1.01 – Entry into a Material Definitive Agreement

SIGNATURE

Item 1.01 – Entry into a Material Definitive Agreement

Director Restricted Stock Unit Grants

On November 20, 2007, the Board of Directors of BofI Holding, Inc. (“BOFI”) approved the recommendations of the Compensation Committee to grant BOFI outside directors restricted stock units. The units were granted at the close of business on November 20, 2007 to each of the directors as listed below:

Director	Number of Shares
Jerry F. Englert	5,000
Chairman of the Board of Directors

Theodore C. Allrich	4,600
Vice Chairman of the Board of Directors

Paul Grinberg	4,600
Audit Committee Chairman & Director

J. Gary Burke	3,600
Director

Michael A. Chipman, Sr.	3,600
Director

Thomas J. Pancheri	3,600
Director

Connie M. Paulus	3,600
Director

Gordon L. Witter	3,600
Director

The BOFI restricted stock units granted to the directors have a price of $7.00 per share, which was the closing price of BOFI on the grant date of November 20, 2007. These restricted stock units vest over three years, one-third on each anniversary date of the grant.

Chief Executive Restricted Stock Unit Grant

Also on November 20, 2007, the Board of Directors of BOFI approved a restricted stock unit grant of 83,000 shares to Gregory Garrabrants, Chief Executive Officer of BOFI, in connection with Mr. Garrabrants’ employment agreement executed on October 22, 2007 and previously filed with the Securities and Exchange Commission in a Form 8-K on October 23, 2007. The BOFI restricted stock units granted to Mr. Garrabrants have a price of $7.00 per share, which was the closing price of BOFI on the grant date of November 20, 2007. These restricted stock units vest ratably on each of the four fiscal year ends of the Initial Employment Term under Mr. Garrabrants’ employment contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: November 23, 2007	By:	/s/ Gregory Garrabrants
Gregory Garrabrants
President and Chief Executive Officer